Exhibit 99.1

National Bank Holdings Corporation Announces

Second Quarter 2024 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter(1)			For the year(1)
	2Q24	1Q24	2Q23	2024	2023
Net income ($000's)	$26,135	$31,391	$32,557	$57,526	$72,840
Earnings per share - diluted	$0.68	$0.82	$0.85	$1.50	$1.91
Return on average assets	1.06%	1.28%	1.34%	1.17%	1.52%
Return on average tangible assets(2)	1.17%	1.39%	1.45%	1.28%	1.63%
Return on average equity	8.46%	10.30%	11.35%	9.37%	12.94%
Return on average tangible common equity(2)	12.44%	15.14%	17.24%	13.77%	19.05%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “During the second quarter, we delivered quarterly earnings of $0.68 per diluted share and continued to strengthen our balance sheet. We maintained a strong net interest margin of 3.76% and are prepared to take action should the Federal Reserve Bank lower interest rates this year. We are leveraging diverse revenue streams across our franchise, resulting in an increase in year-to-date fee income of 11.4% over the prior period. Our teams generated strong balance sheet growth by delivering 8.1% annualized net loan growth and 7.9% annualized average deposit growth during the second quarter.”

Mr. Laney added, “We made meaningful progress resolving our non-performing loans. We continue to adhere to sound banking practices by maintaining a prudent approach to extending credit along with a granular and diversified loan portfolio. We believe our strong Common Equity Tier 1 capital ratio of 12.41%, ample liquidity position, and diversified funding sources provide strength in any economic environment and provide optionality that we will leverage for future growth.”

Second Quarter 2024 Results

(All comparisons refer to the first quarter of 2024, except as noted)

Net income totaled $26.1 million or $0.68 per diluted share, compared to $31.4 million or $0.82 per diluted share, a decrease from the prior quarter largely due to impairment of venture capital investments and increased provision expense driven by loan growth. Fully taxable equivalent pre-provision net revenue totaled $36.2 million, compared to $40.6 million. The return on average tangible assets totaled 1.17%, compared to 1.39%, and the return on average tangible common equity totaled 12.44%, compared to 15.14%.

Net Interest Income

Fully taxable equivalent net interest income totaled $85.3 million, compared to $85.7 million in the prior quarter. The fully taxable equivalent net interest margin was 3.76%, narrowing two basis points as a four basis point increase in earning asset yields was more than offset by a seven basis point increase in the cost of funds.

Loans

Total loans increased $153.1 million, or 8.1% annualized, to $7.7 billion at June 30, 2024. We generated quarterly loan fundings totaling $505.2 million, led by commercial loan fundings of $384.4 million. The average interest rate on the second quarter’s loan originations was 8.4%.

Asset Quality and Provision for Credit Losses

The Company recorded $2.8 million of provision expense for credit losses, compared to no provision expense in the prior quarter. The current quarter’s provision expense was driven by loan growth and higher reserve requirements from changes in the CECL model’s underlying economic forecast. Annualized net charge-offs were 0.22% of average total loans, compared to 0.00% in the prior quarter, driven by one previously reserved credit that was resolved during the quarter. Non-performing loans decreased 13 basis points to 0.34% of total loans at June 30, 2024, and non-performing assets decreased 17 basis points to 0.36% of total loans and OREO at June 30, 2024. The allowance for credit losses as a percentage of loans totaled 1.25% at June 30, 2024, compared to 1.29% in the prior quarter.

Deposits

Average total deposits increased $160.9 million, or 7.9% annualized, to $8.4 billion during the second quarter 2024. The loan to deposit ratio totaled 92.2% at June 30, 2024. Average transaction deposits (defined as total deposits less time deposits) increased $135.6 million to $7.4 billion. The mix of transaction deposits to total deposits was 87.8% and 88.3% at June 30, 2024 and March 31, 2024, respectively.

Non-Interest Income

Non-interest income totaled $14.0 million, compared to $17.7 million during the first quarter. Included in the second quarter was $3.9 million of impairment related to venture capital investments classified as non-marketable securities. Included in the prior quarter was a $0.6 million gain from the sale of a banking center building. Excluding these items, non-interest income increased $0.9 million driven by our diversified sources of fee revenue including increases in SBA loan income, trust income, Cambr income and mortgage banking income.

Non-Interest Expense

Non-interest expense increased $0.2 million to $63.1 million during the second quarter. Salaries and benefits increased $0.4 million and occupancy and equipment increased $0.2 million. Partially offsetting these increases was a decrease in other non-interest expense of $0.4 million. The efficiency ratio totaled 64.6% for the second quarter, compared to 61.8% for the first quarter. The fully taxable equivalent efficiency ratio, excluding other intangible assets amortization, totaled 61.5% for the second quarter, compared to 58.8%.

Income tax expense totaled $5.6 million, compared to $7.5 million in the prior quarter, due to lower pre-tax income. The effective tax rate was 17.7%, compared to 19.3% for the first quarter.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.20%, and the common equity tier 1 capital ratio totaled 12.41% at June 30, 2024. Shareholders’ equity totaled $1.2 billion at June 30, 2024, increasing $15.8 million, largely due to $15.4 million of growth in retained earnings.

Common book value per share increased $0.34 to $32.92 at June 30, 2024. Tangible common book value per share increased $0.42 to $23.74 as this quarter’s earnings outpaced the quarterly dividend.

Year-Over-Year Review

(All comparisons refer to the first six months of 2023, except as noted)

Net income totaled $57.5 million, or $1.50 per diluted share, compared to net income of $72.8 million, or $1.91 per diluted share, for the first six months of 2023. The decrease over the same period prior year was largely driven by lower net interest income, due to an increase in cost of funds outpacing the increase in interest income. Partially offsetting this decrease was an increase in our non-interest income discussed below. Fully taxable equivalent pre-provision net revenue totaled $76.8 million, compared to $96.7 million. The return on average tangible assets totaled 1.28%, compared to 1.63%, and the return on average tangible common equity was 13.77%, compared to 19.05%.

Fully taxable equivalent net interest income totaled $171.0 million, compared to $187.5 million. Average earning assets increased $171.4 million, including average loan growth of $313.0 million, which was partially offset by a decrease in average investment securities of $87.9 million. The fully taxable equivalent net interest margin narrowed 45 basis points to 3.77%, as the increase in earning asset yields was more than offset by an increase in the cost of funds. Average interest bearing liabilities increased $654.4 million due to higher deposit balances, and the cost of funds totaled 2.29%, compared to 1.20% in the same period prior year.

Loans outstanding totaled $7.7 billion, increasing $307.8 million or 4.2%. New loan fundings over the trailing twelve months totaled $1.5 billion, led by commercial loan fundings of $1.0 billion.

The Company recorded $2.8 million of provision expense for credit losses for the first six months of 2024, compared to provision expense of $2.6 million in the same period prior year. Annualized net charge-offs totaled 0.11% of average total loans during the first six months of 2024, compared to 0.02% of average total loans during the first six months of 2023. Non-performing loans decreased 11 basis points to 0.34% of total loans at June 30, 2024, and non-performing assets decreased 14 basis points to 0.36% of total loans and OREO at June 30, 2024. The allowance for credit losses as a percentage of loans totaled 1.25% at June 30, 2024 and 2023.

Average total deposits increased $469.1 million or 6.0% to $8.3 billion, and average transaction deposits increased $418.4 million or 6.1%. The mix of transaction deposits to total deposits was 87.8%, compared to 87.9% at June 30, 2023.

Non-interest income totaled $31.7 million, an increase of $3.2 million or 11.4%, driven by our diversified sources of fee revenue. Other non-interest income increased $4.3 million and included increases in SBA loan income, trust income, Cambr income and swap fee income. Mortgage banking income decreased $1.0 million as the sustained high-interest rate environment has lowered mortgage volume.

Non-interest expense totaled $125.9 million, an increase of $6.6 million or 5.6%, largely due to ongoing investments in technology. Salaries and benefits increased $5.2 million, occupancy and equipment increased $1.9 million and data processing increased $1.5 million. Other intangible assets amortization increased $0.6 million due to our Cambr acquisition in April of 2023. These increases were partially offset by a decrease of $2.4 million in professional fees.

Income tax expense totaled $13.1 million, a decrease of $5.3 million from the same period prior year, driven by lower pre-tax income. The effective tax rate was 18.6% for the first six months of 2024, compared to 20.2%.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, July 24, 2024. Interested parties may listen to this call by dialing (877) 400-0505 using the participant passcode of 1616066 and asking for the NBHC Q2 2024 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “efficiency ratio excluding other intangible assets amortization,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “pre-provision net revenue,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: the impact of potential regulatory changes to capital requirements, treatment of investment securities and FDIC deposit insurance levels and costs; our ability to execute our business strategy, including our digital strategy, as well as changes in our business strategy or development plans; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business, including increased competition for deposits due to prevailing market interest rates and banking sector volatility; effects of any changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; changes in the fair value of our investment securities due to market conditions outside of our control; financial or reputational impacts associated with the increased prevalence of fraud or other financial crimes; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans if the loans fail to meet certain criteria, or higher rate of delinquencies and defaults as a result of the geographic concentration of our servicing portfolio; the Company’s ability to identify potential candidates for, obtain regulatory approval for, and consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; our ability to integrate acquisitions or consolidations and to achieve synergies, operating efficiencies and/or other expected benefits within expected timeframes, or at all, or within expected cost projections, and to preserve the goodwill of acquired financial institutions; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security, including those that could result in disclosure or misuse of confidential or proprietary client or other information; the Company’s ability to achieve organic loan and deposit growth and the  competition for, and composition of, such growth; changes in sources and uses of funds; increased competition in the financial services industry; regulatory and financial impacts associated with the Company growing to over $10 billion in consolidated assets; increases in claims and litigation related to our fiduciary responsibilities in connection with our trust and wealth management business; the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance, or the effects of changes in tax laws on our deferred tax assets; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments, including, but not limited to, changes in regulation that affect the fees that we charge, the resolution of legal proceedings or regulatory or other government inquiries, and the results of regulatory examinations, reviews or other inquiries, and changes in regulations that apply to us as a Colorado state-chartered bank and a Wyoming state-chartered bank; technological changes, including with respect to the advancement of artificial intelligence; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; changes in our management personnel and the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;  financial, reputational, or strategic risks associated with our investments in financial technology companies and initiatives; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; other risks and uncertainties listed from time to time in the Company’s reports and documents filed with the Securities and Exchange Commission; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Aldis Birkans, Chief Financial Officer, (720) 529-3314, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Total interest and dividend income	$132,447	$131,732	$121,069	$264,179	$234,602
Total interest expense	48,873	47,702	31,285	96,575	49,929
Net interest income	83,574	84,030	89,784	167,604	184,673
Taxable equivalent adjustment	1,711	1,692	1,442	3,403	2,857
Net interest income FTE(1)	85,285	85,722	91,226	171,007	187,530
Provision expense for credit losses	2,776	—	1,700	2,776	2,600
Net interest income after provision for credit losses FTE(1)	82,509	85,722	89,526	168,231	184,930
Non-interest income:
Service charges	4,295	4,391	4,444	8,686	8,545
Bank card fees	4,882	4,578	5,091	9,460	9,728
Mortgage banking income	3,296	2,655	3,710	5,951	6,926
Other non-interest income	1,556	6,070	578	7,626	3,289
Total non-interest income	14,029	17,694	13,823	31,723	28,488
Non-interest expense:
Salaries and benefits	36,933	36,520	35,215	73,453	68,204
Occupancy and equipment	10,120	9,941	9,126	20,061	18,199
Professional fees	1,706	1,646	3,146	3,352	5,736
Data processing	4,117	4,066	2,959	8,183	6,711
Other non-interest expense	8,222	8,653	8,528	16,875	17,053
Other intangible assets amortization	1,977	2,008	2,007	3,985	3,370
Total non-interest expense	63,075	62,834	60,981	125,909	119,273

Income before income taxes FTE(1)	33,463	40,582	42,368	74,045	94,145
Taxable equivalent adjustment	1,711	1,692	1,442	3,403	2,857
Income before income taxes	31,752	38,890	40,926	70,642	91,288
Income tax expense	5,617	7,499	8,369	13,116	18,448
Net income	$26,135	$31,391	$32,557	$57,526	$72,840
Earnings per share - basic	$0.68	$0.82	$0.86	$1.51	$1.92
Earnings per share - diluted	0.68	0.82	0.85	1.50	1.91

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
ASSETS
Cash and cash equivalents	$144,993	$292,931	$190,826	$323,832
Investment securities available-for-sale	691,076	685,666	628,829	659,347
Investment securities held-to-maturity	554,686	570,850	585,052	619,400
Non-marketable securities	72,987	73,439	90,477	88,849
Loans	7,722,153	7,569,052	7,698,758	7,414,357
Allowance for credit losses	(96,457)	(97,607)	(97,947)	(92,581)
Loans, net	7,625,696	7,471,445	7,600,811	7,321,776
Loans held for sale	18,787	14,065	18,854	25,172
Other real estate owned	1,526	4,064	4,088	3,458
Premises and equipment, net	177,456	168,956	162,733	147,853
Goodwill	306,043	306,043	306,043	306,043
Intangible assets, net	62,356	64,212	66,025	74,914
Other assets	315,245	315,805	297,326	301,313
Total assets	$9,970,851	$9,967,476	$9,951,064	$9,871,957
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,229,432	$2,292,917	$2,361,367	$2,628,942
Interest bearing demand deposits	1,420,942	1,427,856	1,480,042	1,324,292
Savings and money market	3,703,810	3,801,013	3,367,012	3,183,355
Total transaction deposits	7,354,184	7,521,786	7,208,421	7,136,589
Time deposits	1,022,741	995,976	981,970	984,269
Total deposits	8,376,925	8,517,762	8,190,391	8,120,858
Securities sold under agreements to repurchase	19,465	19,577	19,627	21,422
Long-term debt	54,356	54,278	54,200	54,045
Federal Home Loan Bank advances	35,000	—	340,000	385,000
Other liabilities	237,461	144,029	134,039	143,298
Total liabilities	8,723,207	8,735,646	8,738,257	8,724,623
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,161,804	1,163,773	1,162,269	1,158,727
Retained earnings	469,630	454,211	433,126	384,094
Treasury stock	(303,880)	(306,460)	(306,702)	(307,388)
Accumulated other comprehensive loss, net of tax	(80,425)	(80,209)	(76,401)	(88,614)
Total shareholders' equity	1,247,644	1,231,830	1,212,807	1,147,334
Total liabilities and shareholders' equity	$9,970,851	$9,967,476	$9,951,064	$9,871,957
SHARE DATA
Average basic shares outstanding	38,210,869	38,031,358	38,013,791	37,957,287
Average diluted shares outstanding	38,372,777	38,188,480	38,162,538	38,107,326
Ending shares outstanding	37,899,453	37,806,148	37,784,851	37,719,026
Common book value per share	$32.92	$32.58	$32.10	$30.42
Tangible common book value per share(1) (non-GAAP)	23.74	23.32	22.77	20.95
Tangible common book value per share, excluding accumulated other comprehensive loss(1) (non-GAAP)	25.86	25.44	24.79	23.30
CAPITAL RATIOS
Average equity to average assets	12.57%	12.40%	11.97%	11.78%
Tangible common equity to tangible assets(1)	9.35%	9.17%	8.96%	8.30%
Tier 1 leverage ratio	10.20%	9.99%	9.74%	9.15%
Common equity tier 1 risk-based capital ratio	12.41%	12.35%	11.89%	11.08%
Tier 1 risk-based capital ratio	12.41%	12.35%	11.89%	11.08%
Total risk-based capital ratio	14.32%	14.30%	13.80%	12.95%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			June 30, 2024		June 30, 2024
			vs. March 31, 2024		vs. June 30, 2023
	June 30, 2024	March 31, 2024	% Change	June 30, 2023	% Change
Originated:
Commercial:
Commercial and industrial	$1,906,095	$1,777,328	7.2%	$1,788,714	6.6%
Municipal and non-profit	1,063,706	1,062,287	0.1%	1,022,414	4.0%
Owner-occupied commercial real estate	921,122	875,303	5.2%	710,508	29.6%
Food and agribusiness	248,401	241,654	2.8%	263,086	(5.6)%
Total commercial	4,139,324	3,956,572	4.6%	3,784,722	9.4%
Commercial real estate non-owner occupied	1,116,424	1,092,780	2.2%	1,043,999	6.9%
Residential real estate	923,313	923,103	0.0%	877,907	5.2%
Consumer	14,385	14,936	(3.7)%	16,979	(15.3)%
Total originated	6,193,446	5,987,391	3.4%	5,723,607	8.2%

Acquired:
Commercial:
Commercial and industrial	124,104	132,532	(6.4)%	163,139	(23.9)%
Municipal and non-profit	288	294	(2.0)%	310	(7.1)%
Owner-occupied commercial real estate	232,890	234,486	(0.7)%	245,605	(5.2)%
Food and agribusiness	48,061	57,896	(17.0)%	62,918	(23.6)%
Total commercial	405,343	425,208	(4.7)%	471,972	(14.1)%
Commercial real estate non-owner occupied	752,040	767,419	(2.0)%	847,946	(11.3)%
Residential real estate	369,003	387,101	(4.7)%	367,998	0.3%
Consumer	2,321	1,933	20.1%	2,834	(18.1)%
Total acquired	1,528,707	1,581,661	(3.3)%	1,690,750	(9.6)%
Total loans	$7,722,153	$7,569,052	2.0%	$7,414,357	4.2%

Loan Fundings(1)

	Second quarter	First quarter	Fourth quarter	Third quarter	Second quarter
	2024	2024	2023	2023	2023
Commercial:
Commercial and industrial	$241,910	$53,978	$135,954	$89,297	$111,717
Municipal and non-profit	28,785	14,564	79,650	18,657	39,331
Owner occupied commercial real estate	102,615	35,128	75,631	67,322	62,649
Food and agribusiness	11,040	(7,204)	10,646	16,191	6,017
Total commercial	384,350	96,466	301,881	191,467	219,714
Commercial real estate non-owner occupied	83,184	73,789	107,738	88,434	99,984
Residential real estate	36,124	29,468	48,925	42,514	40,814
Consumer	1,547	234	1,849	1,689	1,777
Total	$505,205	$199,957	$460,393	$324,104	$362,289

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $19,281, ($59,523), $16,954, ($12,877) and $13,766 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,074,199	$101,794	6.74%	$6,046,849	$100,914	6.71%	$5,649,623	$86,547	6.14%
Acquired loans	1,541,576	23,464	6.12%	1,611,521	24,289	6.06%	1,712,118	26,388	6.18%
Loans held for sale	16,862	318	7.59%	12,017	225	7.53%	26,572	460	6.94%
Investment securities available-for-sale	802,830	5,101	2.54%	751,168	4,103	2.18%	786,643	3,883	1.97%
Investment securities held-to-maturity	564,818	2,419	1.71%	579,160	2,514	1.74%	630,547	2,808	1.78%
Other securities	25,093	377	6.01%	35,036	616	7.03%	49,093	914	7.45%
Interest earning deposits	92,388	685	2.98%	91,579	763	3.35%	144,391	1,511	4.20%
Total interest earning assets FTE(2)	$9,117,766	$134,158	5.92%	$9,127,330	$133,424	5.88%	$8,998,987	$122,511	5.46%
Cash and due from banks	$100,165			$102,583			$109,948
Other assets	771,475			756,230			746,864
Allowance for credit losses	(97,741)			(97,882)			(90,636)
Total assets	$9,891,665			$9,888,261			$9,765,163
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,109,924	$39,681	3.12%	$4,947,811	$36,413	2.96%	$4,282,972	$20,100	1.88%
Time deposits	1,015,371	8,536	3.38%	990,041	7,584	3.08%	981,201	5,043	2.06%
Securities sold under agreements to repurchase	17,449	5	0.12%	18,929	6	0.13%	20,264	5	0.10%
Long-term debt	54,307	518	3.84%	54,229	518	3.84%	53,997	518	3.85%
Federal Home Loan Bank advances	9,505	133	5.63%	228,236	3,181	5.61%	435,713	5,619	5.17%
Total interest bearing liabilities	$6,206,556	$48,873	3.17%	$6,239,246	$47,702	3.07%	$5,774,147	$31,285	2.17%
Demand deposits	$2,254,454			$2,280,997			$2,701,306
Other liabilities	187,499			141,735			138,936
Total liabilities	8,648,509			8,661,978			8,614,389
Shareholders' equity	1,243,156			1,226,283			1,150,774
Total liabilities and shareholders' equity	$9,891,665			$9,888,261			$9,765,163
Net interest income FTE(2)		$85,285			$85,722			$91,226
Interest rate spread FTE(2)			2.75%			2.81%			3.29%
Net interest earning assets	$2,911,210			$2,888,084			$3,224,840
Net interest margin FTE(2)			3.76%			3.78%			4.07%
Average transaction deposits	$7,364,378			$7,228,808			$6,984,278
Average total deposits	8,379,749			8,218,849			7,965,479
Ratio of average interest earning assets to average interest bearing liabilities	146.91%			146.29%			155.85%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,711, $1,692 and $1,442 for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the six months ended June 30, 2024			For the six months ended June 30, 2023
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,060,524	$202,708	6.73%	$5,582,536	$165,715	5.99%
Acquired loans	1,576,548	47,753	6.09%	1,741,508	53,411	6.18%
Loans held for sale	14,440	543	7.56%	24,176	806	6.72%
Investment securities available-for-sale	776,999	9,204	2.37%	798,385	7,872	1.97%
Investment securities held-to-maturity	571,989	4,933	1.72%	638,552	5,679	1.78%
Other securities	30,065	993	6.61%	50,223	1,812	7.22%
Interest earning deposits	91,983	1,448	3.17%	115,750	2,164	3.77%
Total interest earning assets FTE(2)	$9,122,548	$267,582	5.90%	$8,951,130	$237,459	5.35%
Cash and due from banks	$101,374			$114,254
Other assets	763,853			717,563
Allowance for credit losses	(97,812)			(90,235)
Total assets	$9,889,963			$9,692,712
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,028,868	$76,094	3.04%	$4,026,015	$27,859	1.40%
Time deposits	1,002,706	16,120	3.23%	952,023	8,333	1.77%
Securities sold under agreements to repurchase	18,189	11	0.12%	20,155	11	0.11%
Long-term debt	54,268	1,036	3.84%	53,958	1,036	3.87%
Federal Home Loan Bank advances	118,871	3,314	5.61%	516,326	12,690	4.96%
Total interest bearing liabilities	$6,222,902	$96,575	3.12%	$5,568,477	$49,929	1.81%
Demand deposits	$2,267,725			$2,852,137
Other liabilities	164,617			137,065
Total liabilities	8,655,244			8,557,679
Shareholders' equity	1,234,719			1,135,033
Total liabilities and shareholders' equity	$9,889,963			$9,692,712
Net interest income FTE(2)		$171,007			$187,530
Interest rate spread FTE(2)			2.78%			3.54%
Net interest earning assets	$2,899,646			$3,382,653
Net interest margin FTE(2)			3.77%			4.22%
Average transaction deposits	$7,296,593			$6,878,152
Average total deposits	8,299,299			7,830,175
Ratio of average interest earning assets to average interest bearing liabilities	146.60%			160.75%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $3,403 and $2,857 for the six months ended June 30, 2024 and June 30, 2023, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
Beginning allowance for credit losses	$97,607	$97,947	$90,343
Charge-offs	(4,605)	(278)	(354)
Recoveries	499	188	42
Provision expense (release) for credit losses	2,956	(250)	2,550
Ending allowance for credit losses ("ACL")	$96,457	$97,607	$92,581
Ratio of annualized net charge-offs to average total loans during the period	0.22%	0.00%	0.02%
Ratio of ACL to total loans outstanding at period end	1.25%	1.29%	1.25%
Ratio of ACL to total non-performing loans at period end	370.18%	272.52%	276.25%
Total loans	$7,722,153	$7,569,052	$7,414,357
Average total loans during the period	7,582,506	7,632,635	7,338,585
Total non-performing loans	26,057	35,817	33,514

Past Due and Non-accrual Loans

	June 30, 2024	March 31, 2024	June 30, 2023
Loans 30-89 days past due and still accruing interest	$27,159	$3,495	$7,261
Loans 90 days past due and still accruing interest	3,498	1	246
Non-accrual loans	26,057	35,817	33,514
Total past due and non-accrual loans	$56,714	$39,313	$41,021
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.38%	0.47%	0.46%

Asset Quality Data

	June 30, 2024	March 31, 2024	June 30, 2023
Non-performing loans	$26,057	$35,817	$33,514
OREO	1,526	4,064	3,458
Total non-performing assets	$27,583	$39,881	$36,972
Total non-performing loans to total loans	0.34%	0.47%	0.45%
Total non-performing assets to total loans and OREO	0.36%	0.53%	0.50%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2023	2023	2024	2023
Return on average assets	1.06%	1.28%	1.34%	1.17%	1.52%
Return on average tangible assets(2)	1.17%	1.39%	1.45%	1.28%	1.63%
Return on average equity	8.46%	10.30%	11.35%	9.37%	12.94%
Return on average tangible common equity(2)	12.44%	15.14%	17.24%	13.77%	19.05%
Loan to deposit ratio (end of period)	92.18%	88.86%	91.30%	92.18%	91.30%
Non-interest bearing deposits to total deposits (end of period)	26.61%	26.92%	32.37%	26.61%	32.37%
Net interest margin(3)	3.69%	3.70%	4.00%	3.69%	4.16%
Net interest margin FTE(2)(3)	3.76%	3.78%	4.07%	3.77%	4.22%
Interest rate spread FTE(2)(4)	2.75%	2.81%	3.29%	2.78%	3.54%
Yield on earning assets(5)	5.84%	5.80%	5.40%	5.82%	5.29%
Yield on earning assets FTE(2)(5)	5.92%	5.88%	5.46%	5.90%	5.35%
Cost of interest bearing liabilities	3.17%	3.07%	2.17%	3.12%	1.81%
Cost of deposits	2.31%	2.15%	1.27%	2.23%	0.93%
Non-interest income to total revenue FTE(2)	14.13%	17.11%	13.16%	15.65%	13.19%
Non-interest expense to average assets	2.56%	2.56%	2.50%	2.56%	2.48%
Efficiency ratio	64.62%	61.77%	58.86%	63.17%	55.95%
Efficiency ratio excluding other intangible assets amortization FTE(2)	61.52%	58.82%	56.14%	60.14%	53.65%
Pre-provision net revenue	$34,528	$38,890	$42,626	$73,418	$93,888
Pre-provision net revenue FTE(2)	36,239	40,582	44,068	76,821	96,745

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.34%	0.47%	0.45%	0.34%	0.45%
Non-performing assets to total loans and OREO	0.36%	0.53%	0.50%	0.36%	0.50%
Allowance for credit losses to total loans	1.25%	1.29%	1.25%	1.25%	1.25%
Allowance for credit losses to non-performing loans	370.18%	272.52%	276.25%	370.18%	276.25%
Net charge-offs to average loans	0.22%	0.00%	0.02%	0.11%	0.02%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total shareholders' equity	$1,247,644	$1,231,830	$1,212,807	$1,147,334
Less: goodwill and other intangible assets, net	(360,732)	(362,709)	(364,716)	(368,732)
Add: deferred tax liability related to goodwill	12,871	12,539	12,208	11,544
Tangible common equity (non-GAAP)	$899,783	$881,660	$860,299	$790,146

Total assets	$9,970,851	$9,967,476	$9,951,064	$9,871,957
Less: goodwill and other intangible assets, net	(360,732)	(362,709)	(364,716)	(368,732)
Add: deferred tax liability related to goodwill	12,871	12,539	12,208	11,544
Tangible assets (non-GAAP)	$9,622,990	$9,617,306	$9,598,556	$9,514,769

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.51%	12.36%	12.19%	11.62%
Less: impact of goodwill and other intangible assets, net	(3.16)%	(3.19)%	(3.23)%	(3.32)%
Tangible common equity to tangible assets (non-GAAP)	9.35%	9.17%	8.96%	8.30%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$899,783	$881,660	$860,299	$790,146
Divided by: ending shares outstanding	37,899,453	37,806,148	37,784,851	37,719,026
Tangible common book value per share (non-GAAP)	$23.74	$23.32	$22.77	$20.95

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$899,783	$881,660	$860,299	$790,146
Accumulated other comprehensive loss, net of tax	80,425	80,209	76,401	88,614
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	980,208	961,869	936,700	878,760
Divided by: ending shares outstanding	37,899,453	37,806,148	37,784,851	37,719,026
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$25.86	$25.44	$24.79	$23.30

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net income	$26,135	$31,391	$32,557	$57,526	$72,840
Add: impact of other intangible assets amortization expense, after tax	1,516	1,534	1,546	3,055	2,596
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$27,651	$32,925	$34,103	$60,581	$75,436

Average assets	$9,891,665	$9,888,261	$9,765,163	$9,889,963	$9,692,712
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(349,030)	(351,383)	(357,446)	(350,040)	(336,420)
Average tangible assets (non-GAAP)	$9,542,635	$9,536,878	$9,407,717	$9,539,923	$9,356,292

Average shareholders' equity	$1,243,156	$1,226,283	$1,150,774	$1,234,719	$1,135,033
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(349,030)	(351,383)	(357,446)	(350,040)	(336,420)
Average tangible common equity (non-GAAP)	$894,126	$874,900	$793,328	$884,679	$798,613

Return on average assets	1.06%	1.28%	1.34%	1.17%	1.52%
Return on average tangible assets (non-GAAP)	1.17%	1.39%	1.45%	1.28%	1.63%
Return on average equity	8.46%	10.30%	11.35%	9.37%	12.94%
Return on average tangible common equity (non-GAAP)	12.44%	15.14%	17.24%	13.77%	19.05%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Interest income	$132,447	$131,732	$121,069	$264,179	$234,602
Add: impact of taxable equivalent adjustment	1,711	1,692	1,442	3,403	2,857
Interest income FTE (non-GAAP)	$134,158	$133,424	$122,511	$267,582	$237,459

Net interest income	$83,574	$84,030	$89,784	$167,604	$184,673
Add: impact of taxable equivalent adjustment	1,711	1,692	1,442	3,403	2,857
Net interest income FTE (non-GAAP)	$85,285	$85,722	$91,226	$171,007	$187,530

Average earning assets	$9,117,766	$9,127,330	$8,998,987	$9,122,548	$8,951,130
Yield on earning assets	5.84%	5.80%	5.40%	5.82%	5.29%
Yield on earning assets FTE (non-GAAP)	5.92%	5.88%	5.46%	5.90%	5.35%
Net interest margin	3.69%	3.70%	4.00%	3.69%	4.16%
Net interest margin FTE (non-GAAP)	3.76%	3.78%	4.07%	3.77%	4.22%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net interest income	$83,574	$84,030	$89,784	$167,604	$184,673
Add: impact of taxable equivalent adjustment	1,711	1,692	1,442	3,403	2,857
Net interest income FTE (non-GAAP)	$85,285	$85,722	$91,226	$171,007	$187,530

Non-interest income	$14,029	$17,694	$13,823	$31,723	$28,488

Non-interest expense	$63,075	$62,834	$60,981	$125,909	$119,273
Less: other intangible assets amortization	(1,977)	(2,008)	(2,007)	(3,985)	(3,370)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$61,098	$60,826	$58,974	$121,924	$115,903

Efficiency ratio	64.62%	61.77%	58.86%	63.17%	55.95%
Efficiency ratio excluding other intangible assets amortization FTE (non-GAAP)	61.52%	58.82%	56.14%	60.14%	53.65%
Pre-provision net revenue (non-GAAP)	$34,528	$38,890	$42,626	$73,418	$93,888
Pre-provision net revenue, FTE (non-GAAP)	36,239	40,582	44,068	76,821	96,745